Exhibit 5.1

November 7, 2005

Neurogen Corporation
35 Northeast Industrial Road
Branford, CT 06405

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") which Neurogen Corporation, a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of Common Stock of the Company, par value $.025 per share (the "Shares") pursuant to the Neurogen Corporation 401(k) Retirement Plan (the "Plan"). In connection with the foregoing registration, we have acted as counsel for the Company, and as such counsel, we are familiar with the corporate proceedings taken by the Company in connection with the authorization and sale of the Shares and with the provisions of the Plan, in accordance with which the sales of the Shares are to be made, in the form incorporated by reference as an exhibit to the Registration Statement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares have been duly authorized and, when certificates representing the Shares shall have been executed in facsimile by proper officers of the Company, authenticated by the transfer agent and registrar for the Shares, delivered to persons entitled thereto pursuant to the Plan in accordance with the terms thereof and paid for at the prices specified therein, the Shares will have been legally and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

RBW/RWM, Jr.